

<ARTICLE>                     5
<LEGEND>
The schedule  contains  summary  financial  information (in thousands except per share data) extracted from the unaudited  Consolidated Balance Sheet as of March
28, 1999 and the Consolidated  Statement of Operations for the Nine Months Ended
March 28, 1999 and is qualified  in its entirety by reference to such  financial statements.

NOTE:     For the three and nine months  ended March 28, 1999,  the  convertible preferred securities were antidilutive and have been excluded from the computation of diluted earnings per share.
</LEGEND>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     US Dollars

<PERIOD-TYPE>                                  9-MOS
<FISCAL-YEAR-END>                              JUN-27-1999
<PERIOD-END>                                   MAR-28-1999
<EXCHANGE-RATE>                                       1
<CASH>                                           10,406
<SECURITIES>                                          0
<RECEIVABLES>                                    71,390
<ALLOWANCES>                                      2,660
<INVENTORY>                                      57,310
<CURRENT-ASSETS>                                221,352
<PP&E>                                          106,050
<DEPRECIATION>                                   30,789
<TOTAL-ASSETS>                                  484,155
<CURRENT-LIABILITIES>                            83,317
<BONDS>                                         131,183
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                           0
<COMMON>                                            113
<OTHER-SE>                                      185,993
<TOTAL-LIABILITY-AND-EQUITY>                    484,155
<SALES>                                         328,631
<TOTAL-REVENUES>                                328,631
<CGS>                                           250,338
<TOTAL-COSTS>                                   250,338
<OTHER-EXPENSES>                                 59,921
<LOSS-PROVISION>                                    100
<INTEREST-EXPENSE>                                9,542
<INCOME-PRETAX>                                   8,730
<INCOME-TAX>                                      3,361
<INCOME-CONTINUING>                               5,369
<DISCONTINUED>                                        0
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      5,369
<EPS-PRIMARY>                                      0.53
<EPS-DILUTED>                                      0.52





